Tidal Trust IV 485BPOS

Exhibit 99.(e)(i)(v)

FIFTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This fifth amendment (“Amendment”) to the ETF Distribution Agreement dated as of April 15, 2025 (the “Agreement”), by and between Tidal Trust IV (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of July 13, 2026 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST IV		FORESIDE FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

HyperScale Leaders ETF

Voya Multi-Sector Income ETF

Voya Ultra Short Income ETF

Voya Core Bond ETF

Portfolio Building Block European Banks Index ETF

Portfolio Building Block World Pharma and Biotech Index ETF

Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF

Portfolio Building Block World Ex US Industrials ETF

Portfolio Building Block US Banks ETF

Portfolio Building Block World Consumer Staples ETF

Portfolio Building Block 1X Inverse US Large Cap Daily Target ETF

Portfolio Building Block 1X Inverse US Growth Daily Target ETF

Portfolio Building Block 1X Inverse US Value Daily Target ETF

Portfolio Building Block 1X Inverse Developed Markets Ex US Daily Target ETF

LOGIQ Contrarian Opportunities ETF

VegaShares Synthetic Mind ETF VegaShares SpaceX & Beyond Earth ETF

VegaShares Creatorverse ETF

VegaShares AI Inference ETF

VegaShares AI Metals, Miners & Materials ETF

VegaShares Junior AI ETF

VegaShares AI Storage ETF

VegaShares Trillions ETF

VegaShares AI Thermal, Cooling & Power Management ETF

VegaShares AI Networking ETF

VegaShares AI Rack Hardware ETF

VegaShares AI Fab Equipment ETF

VegaShares AI Compute ETF

VegaShares AI Advanced Chip Packaging ETF

VegaShares AI Inference Infrastructure ETF

VegaShares AI On-Devices ETF

VegaShares Cross Asset Premium Income ETF

VegaShares Short Volatility Premium Income ETF

VegaShares Triple Source Income ETF

VegaShares AI Energy ETF

VegaShares Multilayer Ceramic Capacitors ETF

VegaShares Printed Circuit Boards ETF

VegaShares AI Testing Equipment ETF

VegaShares Edge AI ETF

VegaShares Silicon Silicates ETF

VegaShares SiliconWafers ETF

The Emerging Markets AI ETF

The Emerging Markets AI MAG 3 ETF

The Emerging Markets Memory ETF

The Emerging Markets Semiconductor ETF

The China AI Tigers ETF

The China AI ETF

The GPUs ETF

Systematic Equity Alpha ETF

DailyDelta Nasdaq 100® Call Options Strategy ETF

DailyDelta Nasdaq 100® Put Options Strategy ETF

DailyDelta SP500 Call Options Strategy ETF

DailyDelta SP500 Put Options Strategy ETF

DailyDelta R2000 Call Options Strategy ETF

DailyDelta R2000 Put Options Strategy ETF

DailyDelta Bitcoin Call Options Strategy ETF

DailyDelta Bitcoin Put Options Strategy ETF